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                                                                   Exhibit 99.1


                                February 26, 1999


Mr. Paul A. Nussbaum
5226 Brookview
Dallas, TX  75220

Dear Paul:

         This letter agreement (the "Agreement") confirms the agreement that we have reached regarding your resignation from your regular, full-time employment and all offices you hold with Patriot American Hospitality, Inc. ("PAHI"), and its related and affiliated entities (collectively with PAHI, "Patriot") and your agreement to remain available on a consulting basis to assist Patriot and Wyndham International, Inc. ("WII") and its related and affiliated entities (collectively, "Wyndham" and, together with Patriot, the "Companies") in connection with certain pending matters.

         The purpose of this Agreement is to establish mutually agreeable arrangements for ending your relationship with the Companies. This Agreement does not constitute and should not be construed as an admission by the Companies that they have in any way violated any legal obligation that they owe to you or to any other person or as an admission by you that you have in any way violated any legal obligation that you owe to the Companies or to any other person. To the contrary, the parties' willingness to enter into this Agreement demonstrates that they are continuing to deal with each other fairly and in good faith.

         With those understandings and in exchange for the promises set forth below, you and the Companies agree as follows:

         1.       RESIGNATION

         You hereby resign as an employee of PAHI effective as of the Resignation Date. You also hereby resign from your offices of Chairman of the Board and Chief Executive Officer of PAHI and any and all employment, offices and board of directors seats (other than your directorships on PAHI's and WII's Boards) that you may hold with any of the other Companies as of the Resignation Date. Said resignations are hereby accepted by the Companies. For purposes of this Agreement, the Resignation Date shall be February 26, 1999.



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Mr. Paul A. Nussbaum
February 26, 1999
Page 2



         2.       BOARD

         For so long as you shall remain on the Board of Directors of PAHI or WII, you shall serve in the honorary, non-executive capacity of "Chairman Emeritus" thereof.

         3.       COMPENSATION AND BENEFITS

                  (a) LOAN. PAHI will undertake the following with respect to your present outstanding indebtedness to NationsBank (initial face amount of $8,459,450, of which $7,044,268.71 remains outstanding) (the "NationsBank Loan"):

                      (i) PAHI will guarantee the repayment of the remaining outstanding principal on the NationsBank Loan;

                      (ii) PAHI will make all interest payments that become due and payable on the NationsBank Loan on or after the date hereof; and

                      (iii) On the Refinancing Date (as defined below) PAHI shall pay off the then outstanding balance of the NationsBank Loan upon your delivery to PAHI of (A) an executed promissory note and security agreement in the form of Exhibit A hereto in an amount equal to the sum of the then outstanding balance of the NationsBank Loan and the aggregate interest payments, if any, made by PAHI pursuant to Section 3(a)(ii) above from and after July 1, 1999 through the Refinancing Date (the "Promissory Note") and pursuant to which you pledge 449,818 paired shares of common stock of PAHI and WII (the "Paired Shares") or such other number of shares for which those 449,818 Paired Shares may be exchanged in connection with a restructuring of the Companies (the "Pledged Shares"), as security for indebtedness to PAHI represented by the Promissory Note, and (B) certificates representing the Pledged Shares and an executed irrevocable stock power in the form of Exhibit B hereto. You shall have the right, at any time, to substitute additional Paired Shares you may then own for the Paired Shares you originally pledged, so long as the aggregate number of Pledged Shares shall at all times be at least 449,818. For purposes of this Agreement, the "Refinancing Date" shall be the earlier of (1) the date (the "Transaction Date") that PAHI consummates a private equity investment transaction (the "Transaction") by the investment group consisting of Apollo Real Estate Advisors, L.P., Apollo Management, L.P., Thomas H. Lee Company, Beacon Capital Partners, Inc. and Rosen Consulting Group, and (2) December 31, 1999.



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Mr. Paul A. Nussbaum
February 26, 1999
Page 3



                  (b) SEVERANCE. The Companies shall pay you severance in an amount equal to Three Million Two Hundred Thousand Dollars ($3,200,000) reduced by any interest payments made by PAHI pursuant to Section 3(a)(ii) above from the date hereof through the earlier of the Refinancing Date or June 30, 1999, and payable to you by check or wire transfer as directed by you as follows:

                      (i) Two Million Dollars ($2,000,000) payable on the earlier of (A) the Transaction Date, or (B) January 1, 2000; and

                      (ii) The balance payable in twelve equal monthly installments commencing with the first day of the month next following the date of the payment under Section 3(b)(i) above.

                  (c) VESTING OF OUTSTANDING OPTIONS. On the date hereof, all your outstanding unvested options to purchase Paired Shares shall vest and remain fully exercisable for the period of their respective terms. In addition, within six (6) months following the earlier of June 1, 1999 or the date the stockholders of PAHI and WII approve the Transaction, you may elect to exchange all your outstanding options to purchase Paired Shares ("Current Options") on a Black Scholes neutral basis for new options with an exercise price equal to the fair market value of a Paired Share on the election date (the "New Options"). The Black Scholes calculation will be made based on the most recently available data relating to volatility and the risk-free interest rate and PAHI's and WII's then anticipated dividend yield. Such election shall be made in writing and delivered to PAHI at its headquarters to the attention of its General Counsel. An election shall not be deemed timely if it is not delivered to PAHI by the close of business on the first business day next following the expiration of six
(6) months following the earlier of June 1, 1999 or the date the stockholders of PAHI and WII approve the Transaction. The New Options shall be exercisable proportionately for terms equal to the respective remaining terms of the Current Options. For purposes of this Section 3(c), the fair market value of a Paired Share will be determined based on the closing price of a Paired Share on the New York Stock Exchange at the close of business on the election date or, if the election date is not a trading date, at the close of business on the most recent preceding trading date.

                  (d) RESTRICTED PAIRED SHARES. On the date hereof, the restrictions remaining on all restricted Paired Shares previously granted to you by PAHI shall lapse.



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Mr. Paul A. Nussbaum
February 26, 1999
Page 4



                  (e) RESTRICTED PAIRED UNIT AWARD. You are hereby granted a Restricted Paired Unit Award pursuant to PAHI's Incentive Plan covering the right to receive 250,000 Paired Shares payable as follows:

                      (i)   83,334 Paired Shares payable on the date hereof;

                      (ii) 83,333 Paired Shares payable on the first anniversary of this Agreement; and

                      (iii) 83,333 Paired Shares payable on the second
                  anniversary of this Agreement.

         As a condition to receiving the second or third installment of Paired Shares, you will make yourself reasonably available for Consulting Services (as defined in Section 4 below) during the Consulting Period (as defined in Section 4 below). In the event you should die or are unavailable to provide Consulting Services because you become totally disabled, as determined by the Board of PAHI or WII, in its sole discretion, after the date hereof, you or your estate, as the case may be, shall thereupon become entitled to receive any unpaid installment of Paired Shares.

                  (f) BENEFITS. You may continue to participate in PAHI's group health and dental plans, and in the life and disability insurance plans in which, and to the same extent as, you are currently participating for two
(2) years from the Resignation Date, with the cost of the regular premium for such benefits shared in the same relative proportion by you and the Companies as in effect for senior executives of PAHI on the Resignation Date; PROVIDED that nothing in this Section 3(f) shall be construed to affect your or your dependents' rights thereafter to receive continuation coverage to the extent authorized by and consistent with 29 U.S.C. Section 1161 ET Seq. (commonly known as "COBRA") and applicable group health and dental plan terms, entirely at your or their own cost after your right to cost sharing under this Section 3(f) ends.

                  (g) COMPANY CAR. The Companies shall maintain your current company automobile lease on the same terms and conditions for two (2) years from the Resignation Date.

                  (h) OFFICE/SECRETARY. The Companies shall make a suitable office (at a mutually acceptable location) and secretarial support available to you for three (3) years from the Resignation Date. Compensation for your secretary (who shall be Mary Kyle so long as


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Mr. Paul A. Nussbaum
February 26, 1999
Page 5



she remains employed by PAHI), who shall be an employee of PAHI, shall not exceed $60,000 per year.

                  (i) OTHER BENEFITS. Except as expressly provided above, your eligibility to participate in any of the Companies' respective employee benefit plans and programs ceases on or after the Resignation Date in accordance with the terms and conditions of each of those benefit plans and programs and your rights to benefits under any of the employee benefit plans and programs, if any, are governed by the terms and conditions of each of those employee benefit plans and programs.

                  (j) PAYMENTS THROUGH RESIGNATION DATE. You shall continue as an employee of PAHI and shall continue on PAHI's payroll and receive your base salary and all other benefits, through the Resignation Date.

         4.        CONSULTING SERVICES

                  (a) You hereby agree to provide, or to cause PANCO Services, Inc. to furnish your services for, non-exclusive consulting services to the Companies for a period of two (2) years following the Resignation Date (the "Consulting Period").

                  (b) In your capacity as a consultant to the Companies, you agree upon request from one or more of the Companies to assist with respect to transitional matters that may arise in connection with your resignation, to respond to requests for assistance or information concerning business matters with which you became familiar while employed, to provide service more fully described in Section 8 below, and to provide assistance with respect to the Transaction and the Companies' pending restructuring (the "Consulting Services").

                  (c) In consideration of the Consulting Services, the Companies shall pay you a consulting fee (the "Fee") of Seventy-Five Thousand Dollars ($75,000) per month during the first year of the Consulting Period and Fifty Thousand Dollars ($50,000) per month during the second year of the Consulting Period.

                  (d) It is intended and agreed by and between the parties that while providing Consulting Services, you are, and shall at all times be and remain, an independent contractor. You understand and agree that during the Consulting Period, you are not an employee of any of the Companies and shall not be treated as an employee for any purpose. You understand and agree that as an independent contractor, you are required to pay and are solely liable for, all applicable taxes, including, without limitation, federal income tax and state income tax on


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Mr. Paul A. Nussbaum
February 26, 1999
Page 6



the Fee and you may be required to pay quarterly estimated income taxes. The Companies shall promptly reimburse you for all reasonable disbursements, including first class air travel, incurred by you in connection with providing Consulting Services, subject to approval and documentation in accordance with applicable policies as may be in effect from time to time. Nothing in this Agreement or otherwise shall be construed as identifying you as an employee, agent or legal representative of any of the Companies during the Consulting Period for any purpose whatsoever. You will not be authorized to transact business, incur obligations, sell goods, receive payments, solicit orders or assign or create any obligation of any kind, express or implied, on behalf of any of the Companies, or to bind in any way whatsoever, or to make any promise, warranty or representation on behalf of any of any of the Companies with respect to any matter, except as expressly authorized in writing by the Companies. You shall not use any of the Companies' trade names, trademarks, service names or servicemarks without the prior written approval of the Companies.

         During the Consulting Period, you shall be free to pursue other business opportunities or employment (except to the extent that such other business opportunities or employment might violate Paragraph 5 of the Employment Agreement, dated as of April 14, 1997 by and between you and PAHI (the "Employment Agreement")); PROVIDED, HOWEVER, that you shall remain available to provide and shall provide, on reasonable notice, Consulting Services to the Companies.

         5.       RELEASE OF CLAIMS

                  (a) RELEASE BY MR. NUSSBAUM. You voluntarily and irrevocably release and discharge the Companies, their related or affiliated entities, and their respective predecessors, successors, and assigns, and the current and former officers, directors, shareholders, employees, and agents of each of the foregoing (any and all of which are referred to as "Releasees") generally from all charges, complaints, claims, promises, agreements, causes of action, damages, and debts that relate in any manner to your employment with or services for the Companies, known or unknown ("Claims"), which you have, claim to have, ever had, or ever claimed to have had against any of the Releasees through the date on which you execute this Agreement. This general release of Claims includes, without implication of limitation, all Claims for or related to: the Employment Agreement; the compensation provided to you by the Companies; your resignations as described in Section 1; wrongful or constructive discharge; breach of contract; breach of any implied covenant of good faith and fair dealing; tortious interference with advantageous relations; intentional or negligent misrepresentation, fraud or deceit; infliction of emotional distress, and unlawful discrimination under the common law or any statute (including, without implication of limitation, the Employee Retirement Income


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Mr. Paul A. Nussbaum
February 26, 1999
Page 7



Security Act, Title VII of the Civil Rights Act of 1964, the American with Disabilities Act, the Age Discrimination in Employment Act, Tex. Lab. Code Sections 21.001, ET SEQ., and Tex. Hum. Res. Code Sections 121.001, ET SEQ.). You also waive any Claim for reinstatement, severance, incentive or retention pay (except as expressly provided in this Agreement), attorney's fees, or costs, relating to the above waived claims.

         You agree that you will not hereafter pursue any Claim against any Releasee by filing a lawsuit in any local, state or federal court for or on account of anything which has occurred up to the present time as a result of your employment, and you shall not seek reinstatement with, or damages of any nature, severance, incentive or retention pay, attorney's fees, or costs from the Companies or any of the other Releasees; PROVIDED, however, that nothing in this general release shall be construed to bar or limit your rights, if any, to indemnification subject to and in accordance with the terms of the By-Laws of PAHI and the Indemnification Agreement, dated as of May 23, 1998, by and among you, PAHI and WII (the "Indemnification Agreement"), or to enforce your rights under this Agreement.

                  (b) RELEASE BY THE COMPANIES. The Companies, on behalf of themselves and their respective predecessors, successors, assigns, directors (but only in their capacities as directors of the Companies) and officers (but only in their capacities as officers of the Companies) voluntarily and irrevocably release and discharge you and your successors, assigns, heirs and survivors from any and all charges, complaints, claims, promises, agreements, causes of action, damages and debts, (including attorney's fees and costs actually incurred) which any of them have, claim to have, ever had or ever claimed to have had against you through the date hereof, known or unknown, which relate to good faith acts or omissions by you during the course of your employment undertaken or not undertaken in the reasonable belief that such acts or omissions were in the best interests of the Companies.

         The Companies further represent that they do not have any knowledge at this time of any acts or omissions by you that would give rise claims not otherwise released in the previous paragraph.

         6.       EMPLOYMENT AGREEMENT

         This Agreement supersedes all provisions of the Employment Agreement other than Paragraph 5. Paragraph 5 of the Employment Agreement is incorporated herein by reference and shall continue to bind you in accordance with its terms, PROVIDED that the terms "Company" and "Wyndham" as used in said Paragraph 5 shall be deemed to refer to the


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Mr. Paul A. Nussbaum
February 26, 1999
Page 8



Companies as defined herein. The Employment Agreement, except for Paragraph 5 thereof as amended herein, shall terminate on the Resignation Date.

         7.       RETURN OF PROPERTY

         All documents, records, material and all copies of any of the foregoing pertaining to Confidential Information (as defined in Paragraph 5 of the Employment Agreement), and all software, equipment, and other supplies, whether or not pertaining to Confidential Information, that have come into your possession or been produced by you in connection with your employment ("Property") have been and remain the sole property of the Companies. You confirm that you have returned all Property to the Companies, except to the extent such Property is reasonably necessary for you to perform your services during the Consulting Period or as expressly provided in Section 3 above. All Property shall be returned to the Companies promptly upon termination of the Consulting Period. In no event should this provision be construed to require you to return to the Company any document or other materials concerning your remuneration and benefits during your employment with the Companies. Subject to Sections 11(a)(iv) and 11(b)(iii), the Companies agree to return to you, promptly upon your request, such of your property as may be in the possession of any of the Companies.

         8.       LITIGATION COOPERATION

         You agree to continue to serve the Companies as a litigation consultant and, in connection therewith, to cooperate fully with the Companies in (i) the defense or prosecution of any claims or actions which already have been brought or which may be brought in the future against or on behalf of the Companies and
(ii) responding to, cooperating with, or contesting any governmental audit, inspection, inquiry, proceeding or investigation, which relate to events or occurrences that transpired during your employment with any of the Companies. Your full cooperation in connection with such claims or actions shall include, without implication of limitation: promptly notifying the Companies in writing of any subpoena, interview, investigation, request for information, or other contact concerning events or occurrences that transpired during your employment with any of the Companies; being available to meet with counsel for any of the Companies to prepare for discovery or trial; to testify truthfully as a witness when reasonably requested and at reasonable times designated by the Companies; and to meet with counsel or other designated representatives of the Companies; to prepare responses to and to cooperate with any Company's processing of governmental audits, inspections, inquiries, proceedings or investigations. The Companies agree to reimburse you for any reasonable out-of-pocket expenses that you incur in connection with


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Mr. Paul A. Nussbaum
February 26, 1999
Page 9



such cooperation, subject to reasonable documentation. The Companies shall compensate you at the rate of $500 per hour for time that you reasonably spend complying with your obligations as a litigation consultant under this Section after expiration of the Consulting Period, except that the Companies shall not, under any circumstances, compensate you for time spent testifying under oath or responding to questions from governmental investigators in a capacity as a fact witness. The Companies will try, in good faith, to exercise their rights under this Section so as not to unreasonably interfere with your personal schedule or ability to engage in gainful employment.

         In furtherance of your obligations under this Agreement, you agree that you shall not disclose, provide or reveal, directly or indirectly, any information concerning the Companies, including without implication of limitation, their respective operations, plans, strategies or administration, to any other person or entity unless compelled to do so pursuant to (a) a valid subpoena or (b) as otherwise required by law, but in either case only after providing the Companies, through the Office of PAHI's General Counsel, with prior written notice and opportunity to contest such subpoena or other requirement. Written notice shall be provided to the Office of PAHI's General Counsel as soon as practicable, but in no event less than five (5) business days before any such disclosure is compelled, or, if later, one business day after you receive notice compelling such disclosure.

         9.       NONDISPARAGEMENT

         You agree not to take any action or make any statement, written or oral, which disparages or criticizes the Companies or their respective officers, directors, agents, or management and business practices, or which disrupts or impairs the Companies' normal operations. The Companies, on behalf of themselves, agree (a) not to take any action or make any statement, written or oral, which disparages or criticizes you or your management and business practices, and (b) to instruct their respective directors and officers not to take any action or make any statement, written or oral, which disparages or criticizes you or your management and business practices. The provisions of this
Section 9 shall not apply to any truthful statement required to be made by you or the Companies, as the case may be, in any legal proceeding or governmental or regulatory investigation.

         You shall be entitled to review and approve, which approval shall not be unreasonably withheld, the content of any press release or other public statement issued by the Companies concerning your resignation and participate in the transaction call announcing your resignation.



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Mr. Paul A. Nussbaum
February 26, 1999
Page 10



         10.      SALE OF PARTNERSHIP INTERESTS

         As soon after the Resignation Date as practicable, you will sell to WII all of your interests, whether held directly or indirectly through another entity such as PANCO Services, Inc., in PAH Ravinia and PAH Windwatch. As consideration for your interests, WII shall assume your obligations under the loans issued in the form of mortgage notes issued by PAHI to PAH Ravinia and PAH Windwatch. You will execute promptly all documents reasonably necessary or appropriate for these purposes.

         11.      ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS

         (a) As a material inducement to the Companies to enter into this Agreement, you represent, warrant and covenant as follows:

                  (i) You have not assigned to any third party any Claim released by this Agreement.

                  (ii) You have not heretofore filed with any agency or court any Claim released by this Agreement.

                  (iii) The Pledged Shares are not subject to any prior claim or encumbrance, other than to the extent the Pledged Shares are pledged as collateral on the NationsBank Loan.

                  (iv) The perpetual free license for use of the Patriot American servicemark you heretofore granted to PAHI shall continue in full force and effect and may be transferred by PAHI to WII or a successor thereto.

                  (v) You shall not increase the outstanding balance of the NationsBank Loan.

                  (vi) During the Consulting Period, you shall not, personally or through a wholly-owned corporation, call upon, compete for, solicit, divert or take away, or attempt to divert or take away the business of any hotel, motel or lodging facility owner, operator, manager or franchisor with respect to any hotel, motel or lodging facility in such a manner so as to adversely affect any of the Companies' business relationships with such hotel, motel or lodging facility owner, operator, manager or franchisor.

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Mr. Paul A Nussbaum
February 26, 1999
Page 11

                  (vii) During the Consulting Period, you shall not, personally or through a wholly-owned corporation, knowingly solicit or induce any individual (other than Mary Kyle) who is or within one (1) year has been employed by the Companies to accept employment with you or with any business, operation, corporation, partnership, association, agency, or other person or entity with which you may be associated.

                  (viii) During the Consulting Period, you shall not, personally or through a wholly-owned corporation, knowingly employ any individual who is or within one (1)year has been employed by the Companies without providing the Companies with ten (10) days' prior written notice of such proposed employment.

                  (ix) During the Consulting Period, in the event that you directly or indirectly invest in or purchase any hotel, motel or lodging facility, you shall offer, or cause any business, operation, corporation, partnership, association, agency, or other person or entity with which you may be associated in making such an investment, to offer one or more of the Companies a right of first offer to operate or manage such hotel, motel or lodging facility on competitive terms, assuming that no other person or entity has an existing right to operate or manage such hotel, motel or lodging facility; provided, however, that such right of first offer shall be inapplicable with respect to facilities for which the Companies are not eligible to serve as operator or manager so long as you have no role in making the Companies ineligible.

                  (x) You acknowledge and agree that the restrictions set forth in Sections 11(a)(v)-(ix) are appropriate and ancillary to your and the Companies' agreement to continue your relationship with the Companies in the capacity of a consultant, are intended to protect the Companies' interests in their confidential information, commercial relationships and goodwill (with their customers, prospective customers, vendors, consultants and employees) to which you will have continued access in your capacity as a consultant, and are reasonable and appropriate for these purposes.

                  (b) As a material inducement to you to enter into this Agreement, the Companies represent, warrant and covenant as follows:

                  (i) The Companies have not assigned to any third party any claim against you released by this Agreement; and

                  (ii) The Companies have not heretofore filed with any agency or court any claim against you released by this Agreement.
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Mr. Paul A. Nussbaum
February 26, 1999
Page 12


                  (iii) In the event that PAHI, WII or a successor thereto ceases to use the Patriot American servicemark for a period of one (1) consecutive year, the perpetual free license for use of the Patriot American servicemark referenced in Section 11(a)(iv) above shall terminate.

         12.      FURTHER ASSURANCES

         Upon the terms and subject to the conditions herein provided, each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject, in the case of the Companies, to the provisions of any credit agreement or financing agreement or other contract or agreement by which any of the Companies may be bound.

         13.      EXCLUSIVITY

         This Agreement sets forth all the consideration to which you are entitled by reason of your resignation, the consummation by the Companies of any strategic restructuring or transaction, including, without limitation, the Transaction, and your provision of Consulting Services, and you shall not be entitled to or eligible for any payments or benefits under any other Company severance, bonus, retention or incentive policy, arrangement or plan.

         14.      TAX MATTERS

                  (a) All payments and other consideration provided to you pursuant to this Agreement shall be subject to any deductions, withholding or tax reporting that the Companies reasonably determine to be required for tax purposes.


                  (b) In the event it shall be determined that (i) any payment or distribution by the Companies to you or for your benefit (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) would be a Parachute Payment subject to Excise Tax, and (ii) you would have been subject to Excise Tax on Parachute Payments even if you had not received any payments pursuant to Sections 3(e) and 4 hereof, then you shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after your payment of all taxes (and any interest or penalties imposed with respect to such taxes) including, without limitation, any Federal, state or local income and employment taxes and Excise Tax imposed upon the Gross-Up Payment, you retain an amount

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Mr. Paul A. Nussbaum
February 26, 1999
Page 13


of the Gross-Up Payment equal to the Excise Tax imposed upon all Parachute Payments other than those described in Sections 3(e) and 4 hereof.

                 (c) If part or all of the payments or benefits payable to you hereunder constitute Parachute Payments, the payments to you shall be reduced to the Threshold Amount; PROVIDED, HOWEVER, that there shall be no reduction in payments to you if the making of all Parachute Payments to you, along with the Gross-Up Payment described in Section 14(b) hereof, without such reduction, would result in a greater net amount to you after all federal, state and local income and employment taxes and all Excise Tax than the net after-tax amount you would have received if the reduction applied.

                  (d) The Company and you jointly shall select a firm of independent certified public accountants to make any determination required by this Section 14. For purposes of determining the amount of the Federal income and employment taxes, and state and local income taxes, you shall be deemed to pay Federal income taxes at the highest marginal rate of Federal income taxation applicable to individuals for the calendar year in which the payments and benefits under this Agreement are payable and state and local income taxes at the highest marginal rates of individual taxation in the state and locality of your residence for the calendar year in which the payments and benefits under this Agreement are payable, net of the maximum reduction in Federal income taxes which could be obtained from deduction of such state and local taxes.

                  (e) The Companies will pay the estimated amount of any Gross-Up Payment due to you hereunder in cash on the Resignation Date. You agree to reasonably cooperate with the Companies in the determination of the amount of any such Gross-Up Payment. Further, you and the Companies shall make such adjustments to the estimated amount of such Gross-Up Payment as may be necessary to equal the actual amount of such Gross-Up Payment, which in your case will refer to refund of prior overpayments and in the case of the Companies will refer to make-up of prior underpayments.

                  (f) For purposes of this Section 14, the following terms shall be defined as follows:

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                  "PARACHUTE PAYMENT" shall mean any payment or provision by the Employer of any amount of benefit to and for the benefit of you, whether paid or payable or provided or to be provided under the terms of this Agreement or otherwise, that

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Mr. Paul A. Nussbaum
February 26, 1999
Page 14

                  would be considered "parachute payments" within the meaning of
                  Section 280G(B)(2)(A) of the Code and the regulations promulgated thereunder.


                  "THRESHOLD AMOUNT" shall mean three times your "base amount" within the meaning of Section 280G(b)(3) of the Code and the regulations promulgated thereunder, less one dollar.

                  "EXCISE TAX" shall mean the excise tax imposed by Section 4999 of the Code.

         15.      ARBITRATION OF DISPUTES

         Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of the American Arbitration Association ("AAA") in Dallas, Texas in accordance with the then applicable rules and procedures of the AAA, including, but not limited to, the rules and procedures applicable to the selection of arbitrators. In the event that any person or entity other than you or the Companies shall be a party with regard to any such controversy or claim, such controversy or claim shall be submitted to arbitration subject to such other person or entity's agreement. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. This Section 15 shall be specifically enforceable. Notwithstanding the foregoing, this Section 15 shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate, including, without limitation, to enforce Sections 6, 7 and 11 of this Agreement; PROVIDED that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 15.

         16.      CONSENT TO JURISDICTION

         To the extent that any court action is permitted consistent with or to enforce Section 16 of this Agreement, the parties hereby consent to the jurisdiction of the state and federal courts in or for Dallas, Texas. Accordingly, with respect to any such court action, you and the Companies (a) submit to the personal jurisdiction of such courts; (b) consent to service of process; and (c) waive any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

Mr. Paul A. Nussbaum
February 26, 1999
Page 15



         17.      NOTICES, ACKNOWLEDGMENTS AND OTHER TERMS

                  (a) You are advised to consult with an attorney before signing this Agreement.

                  (b) You acknowledge and agree that the Companies' promises in this Agreement constitute consideration in addition to anything of value to which you are otherwise entitled by reason of the termination of your employment.

                  (c) You acknowledge that you have been given the opportunity, if you so desired, to consider this Agreement for twenty-one (21) days before executing it. If not signed by you and returned to the General Counsel of PAHI so that it is received by close of business on the twenty-second (22nd) day after your receipt of the Agreement, this Agreement will not be valid. In addition, if you breach any of the conditions of the Agreement within the twenty-one (21) day period, the offer of this Agreement will be withdrawn and your execution of the Agreement will not be valid. In the event that you execute and return this Agreement within twenty-one (21) days or less of the date of its delivery to you, you acknowledge that such decision was entirely voluntary and that you had the opportunity to consider this letter agreement for the entire twenty-one (21) day period. The Companies acknowledge that for a period of seven
(7) days from the date of the execution of this Agreement, you shall retain the right to revoke this Agreement by written notice delivered to the General Counsel of PAHI before the end of such period, and that this Agreement shall not become effective or enforceable until the expiration of such revocation period.

                  (d) By signing this Agreement, you acknowledge that you are doing so voluntarily and knowingly, fully intending to be bound by this Agreement. You also acknowledge that you are not relying on any representations by us or any other representative of the Companies concerning the meaning of any aspect of this Agreement. You understand that this Agreement shall not in any way be construed as an admission by the Companies of any liability or any act of wrongdoing whatsoever by the Companies against you and that the Companies specifically disclaim any liability or wrongdoing whatsoever against you on the part of themselves and their respective officers, directors, shareholders, employees and agents. You understand that if you do not to enter into this Agreement and bring any claims against the Companies, the Companies will dispute the merits of those claims and contend that they acted lawfully and for good business reasons with respect to you.

Mr. Paul A. Nussbaum
February 26, 1999
Page 16


                  (e) In the event of any dispute, this Agreement will be construed as a whole, will be interpreted in accordance with its fair meaning, and will not be construed strictly for or against either you or the Companies.

                  (f) The law of the State of Texas will govern any dispute about this Agreement, including any interpretation or enforcement of this Agreement.

                  (g) In the event that any provision or portion of a provision of this Agreement shall be determined to be illegal, invalid or unenforceable, the remainder of this Agreement shall be enforced to the fullest extent possible and the illegal, invalid or unenforceable provision or portion of a provision will be amended by a court of competent jurisdiction to reflect the parties' intent if possible. If such amendment is not possible, the illegal, invalid or unenforceable provision or portion of a provision will be severed from the remainder of this Agreement and the remainder of this Agreement shall be enforced to the fullest extent possible as if such illegal, invalid or unenforceable provision or portion of a provision was not included.

                  (h) This Agreement may be modified only by a written agreement signed by you and authorized representatives of the Companies.

                  (i) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties with respect to any related subject matter; PROVIDED that the Indemnification Agreement shall remain in full force and effect in accordance with its terms.

                  (j) This Agreement shall be binding upon each of the parties and upon their respective heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of each party and to their heirs, administrators, representatives, executors, successors, and assigns.

Mr. Paul A. Nussbaum
February 26, 1999
Page 17


         If you agree to these terms, please sign and date below and return this Agreement to the General Counsel of PAHI by March 21, 1999.

                                    Sincerely,

                                    PATRIOT AMERICAN HOSPITALITY, INC.



                                    By: /s/ William W. Evans
                                        -----------------------------------
                                        William W. Evans III President


                                    WYNDHAM INTERNATIONAL, INC.


                                    By: /s/ James D. Carreker
                                        -----------------------------------
                                        James D. Carreker
                                        Chairman and Chief Executive Officer

Accepted and agreed to:

/s/ Paul A. Nussbaum               February 26, 1999
--------------------------         -----------------------------------
Paul A. Nussbaum                   Date

                                    EXHIBIT A


                 RECOURSE PROMISSORY NOTE AND SECURITY AGREEMENT

$__________                                                   __________, 1999


         FOR VALUE RECEIVED, Paul A. Nussbaum, who resides at Dallas, Texas (hereinafter referred to as "Borrower"), hereby promises to pay to the order of Wyndham International, Inc., a Delaware corporation with its principal place of business at 1950 Stemmons Freeway, Suite 6001, Dallas, Texas 75207 (hereinafter referred to as the "Company"), the principal amount of ____________________ Dollars ($________) together with interest thereon as provided below subject to the terms and conditions set forth herein.

         1. PURPOSE AND AUTHORITY. This Promissory Note and Security Agreement (the "Note") is entered into for the purpose of refinancing Borrower's loan with NationsBank.

         2. SECURITY. Borrower hereby grants the Company a security interest in 449,818 shares of common stock $0.01 par value, of the Company (hereinafter referred to as the "Collateral Shares") and in any and all distributions and dividends which may from time to time be, paid or payable on the Collateral Shares from and after the date hereof. Borrower agrees to take all such actions and execute all such documents as may from time to time be reasonably requested by the Company to perfect and maintain the validity and priority of any security interest granted to the Company pursuant to this Note. Borrower also agrees that a carbon, photographic or other reproduction of this Promissory Note and Security Agreement may be filed as a financing statement to the extent that the Company determines that such filing is necessary for the Company to establish or maintain its security interest in the Collateral Shares.

         3. PAYMENT. The Note will bear interest at the rate provided in Section 4 hereof, payable as provided in Section 4 hereof. The entire principal balance and all accrued and unpaid interest and other charges as may be due hereunder shall be due and payable on the sixth anniversary of the date of this Note (the "Maturity Date").

         4. INTEREST. Interest on this Note will accrue on the unpaid principal balance due under the Note until the Maturity Date, at the higher of the IRS applicable federal rate under IRC Section 1274(d) as of the date hereof or the rate of five and one-half percent (5.5%) per annum compounded annually. Such interest shall accrue and be payable on the Maturity Date.

         5. PREPAYMENT. Borrower may prepay the whole or any part of the principal amount of this Note from time to time without premium or penalty.

         6. DEFAULT. The failure by Borrower to pay the entire outstanding balance of this Note and all accrued interest on or before the Maturity Date shall constitute a Default under this Note.

            (a) Upon the occurrence of a Default under this Note, the outstanding principal balance hereof, together with all reasonable costs of collection and/or enforcement of the Note, including reasonable attorney's fees, shall at the option of the Company become immediately due and payable.

            (b) If Borrower is in Default hereunder, the Company may, except as otherwise provided herein, exercise the rights and remedies accorded a secured party by the Uniform Commercial Code as enacted in the State of Delaware.

         7. RECOURSE. The Company and Borrower agree that Borrower shall have personal liability for any deficiency which may arise upon a foreclosure and sale or other disposition of the Collateral Shares.

         8. MODIFICATION. Neither this Note nor any provision hereof may be modified, altered, or amended in any manner or form except by an agreement in writing, executed by a duly authorized officer of the Company and Borrower, which writing shall make specific reference hereto.

         9. TRANSFER BY BORROWER. Borrower will not sell, assign, transfer or otherwise dispose of, directly or indirectly, nor grant any option with respect to, or pledge or grant any security interest in or otherwise encumber any of the Collateral Shares or any interest therein, except for the security interest provided for in this Note.

         10. SEVERABILITY. If for any reason any provision or provisions hereof are determined to be invalid, unenforceable or contrary to any existing or future law, such invalidity or unenforceability shall not impair the operation or affect those portions of this Note which are valid.

         11. USURY, ETC. All agreements between Borrower and the Company are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of Maturity of the indebtedness or otherwise, shall the amount paid or agreed to be paid to the holder for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum amount which the holder is permitted to receive under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Note, at the time performance of such provision shall be due, shall involve payments exceeding such amount, then the obligation to be fulfilled shall automatically be reduced to the limit of such maximum amount, and if from any circumstances the holder should ever receive as interest an amount which would exceed such maximum amount, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; PROVIDED, HOWEVER, that in the event that there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. This provision shall control every other provision of this Note.

         12. VALUATION: MANNER OF DISPOSITION. Borrower acknowledges and agrees that the Company may not be able to effect a public sale of the Collateral Shares and, accordingly, agrees that in the event of any sale, collection, realization or other disposition of or upon the Collateral Shares by the Company, in lieu of such public sale, the Company may transfer all or any portion of the Collateral Shares to itself and apply the value of such shares (at a price per share equal to the average of the daily high and low sales prices, computed to three decimal places, of the shares of common stock, $0.01 par value, of the Company as reported on the New York Stock Exchange (the "NYSE") for the ten (10) days on which the NYSE is open and for which trades in the such shares are reported immediately preceding the date of such action by the Company to the amounts due under or in connection with this Note.

         13. GOVERNING LAW. The execution, delivery and performance of this Note shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware.

         14. WAIVERS. The failure of the Company at any time to exercise any option or right hereunder shall not constitute a waiver of the Company's right to exercise such option or right at any other time.

         IN WITNESS WHEREOF, this Note has been executed and delivered as a sealed instrument as of the date first set forth above.



                                            -------------------------
                                            Paul A. Nussbaum



Executed, sealed and delivered in the
presence of:



-------------------------
Name of Witness:

                                    EXHIBIT B


                             IRREVOCABLE STOCK POWER

                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto Wyndham International, Inc., ______ shares of Common Stock, $.01 par value, of Wyndham International, Inc., a Delaware corporation (the "Corporation"), standing in the undersigned's name on the books of the Corporation represented by Certificate No. __ herewith, and does hereby irrevocably constitute and appoint Wyndham International, Inc. as its Attorney-in-Fact to transfer the said stock on the books of the Corporation with full power of substitution in the premises.



                                                     -----------------------
                                                     Paul A. Nussbaum




IN PRESENCE OF

----------------------
Signature

----------------------
Print Name